Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-277002) of Arthur J. Gallagher & Co. of our report dated December 6th, 2024, relating to the financial statements of Dolphin Topco, Inc., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
December 9th, 2024

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